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                                  Exhibit 4





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                              ASSIGNMENT AGREEMENT


THIS AGREEMENT made as of the _____ day of November, 1999

B E T W E E N:
          VR SOLUTIONS LIMITED, (registered in England and Wales:
          number 03004262) whose registered office is at 29-31
          Greville Street, London , England EC1N 8RB (the "Assignor"),

                                - and -

          MUSE TECHNOLOGIES, INC, a Delaware Corporation, whose registered office is at 1601 Randolph SE, Suite 210,
          Albuquerque, New Mexico, 87106 (the "Assignee"),

                                - and -

          INTELLIGENT SYSTEMS SOLUTIONS LIMITED, whose registered office is at National Advanced Robotics Research Centre, University Road, Salford, Lancashire, M5 4PP ("INSYS").



WHEREAS:

1. Pursuant to a share purchase agreement dated July 1, 1997 between Virtual Presence Limited, as purchaser, ("Virtual Presence") and INSYS as vendor, Virtual Presence (i) acquired all of the issued and outstanding share capital of the Assignor, and (ii) undertook to procure the repayment of the debt owed by the Assignor to INSYS (the "Debt") in accordance with its terms as set forth in a letter dated July 1, 1997 from INSYS to the Assignor, and to indemnify and keep indemnified INSYS in respect thereof;

2. In connection with the acquisition of all of the issued and outstanding share capital of Virtual Presence, the Assignee has agreed to accept an assignment of the Debt from the Assignor; and

3. INSYS has agreed to accept (pound)375,000 in full and final satisfaction of the Debt including all principal and interest.

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                                      2


         NOW THIS DEED WITNESSETH as follows:

1. For value received, the Assignor assigns and transfers to the Assignee all of its right, title and interest in the Debt due and owing to INSYS, and the Assignee agrees to such assignment and transfer effective as of the date hereof.

2. INSYS covenants with the Assignee that INSYS will accept (pound)375,000 in full and final satisfaction worth of the Debt including all principal and interest.

3. For value received, the Assignee hereby promises to deliver and INSYS hereby agrees to accept (subject to paragraph 5 below) (a)84,184 shares in the common stock of the Assignee registered in the name of INSYS and U.S.$165,000 on the date hereof, (b) U.S.$41,250 six months from the date hereof and (c) U.S.$41,250 nine months from the date hereof, in full and final satisfaction of the Debt of (pound)375,000 to INSYS.

4. INSYS covenants with the Assignee that INSYS will not sell, transfer, assign, pledge or lend (nor will INSYS agree to sell, transfer, assign, pledge or lend) the 84,184 shares in the common stock of the Assignee registered in the name of INSYS prior to the date which is the closest business day to, but which is not less than, the one year anniversary date of the date hereof.

5. In the event that the weighted average (the "Weighted Average") of the trading price of shares of common stock of the Assignee for the previous 20 trading days up to and including November 15, 2000 is less than U.S.$4.41 per share (adjusted to reflect any stock dividend, split, recapitalization, amalgamation, merger, consolidation, combination or exchange of shares or other similar corporate change), the Assignee shall allot and issue to INSYS as fully-paid and non-assessable such number of shares of common stock of the Assignee equal to the quotient A/B, where A equals the product obtained by multiplying 37,415 by the difference between U.S.$4.41 less the Weighted Average, and B equals the Weighted Average.

6. This Deed may be executed in counterparts, all of which taken together shall constitute one document.

7. This Deed constitutes the entire agreement between the parties hereto with respect to the subject matter of this Deed.






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                                      3


8. This Deed shall be governed by and construed in accordance with the laws of England and the parties hereto submit to the exclusive jurisdiction of the English Courts as regards any claim, dispute or matter arising out of or relating to this Deed.


Executed and delivered as a Deed by VR    )
SOLUTIONS LIMITED acting by two duly      )
authorized officers:                      )
                                          )
                                          )
                                          )
                                          )    --------------------------
                                          )    Name:
                                          )    Title:
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )    --------------------------
                                          )    Name:
                                          )    Title:




Executed and delivered as a Deed by       )
MUSE TECHNOLOGIES, INC acting by two      )
duly authorized officers:                 )
                                          )
                                          )
                                          )
                                          )    --------------------------
                                          )    Name:
                                          )    Title:
                                          )
                                          )
                                          )
                                          )
Executed and delivered as a Deed by       )
                                          )
                                          )    --------------------------
                                          )    Name:
                                          )    Title:








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                                      4


INTELLIGENT SYSTEMS                       )
SOLUTIONS LIMITED acting by two           )
duly authorized officers:                 )
                                          )
                                          )
                                          )
                                          )    --------------------------
                                          )    Name:
                                          )    Title:
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )
                                          )    --------------------------
                                          )    Name:
                                          )    Title: